Exhibit D

BLUE PROXY

This form of proxy ("**BLUE Proxy**") is solicited by and on behalf of **RAINY DAY INVESTMENTS LTD.** ("**RDI**") and should be read in conjunction with the accompanying dissident proxy circular dated May 11, 2018 (the "**Circular**") for the annual meeting of shareholders of **DAVIDsTEA Inc.** ("**DAVIDsTEA**") to be held on Thursday, June 14, 2018 at 9:30 a.m. (eastern time) at the Fairmont Queen Elizabeth Hotel, 900 René-Lévesque Blvd. West, Montreal, Québec and any and all adjournments or postponements thereof (the "**Meeting**").

THIS FORM OF **BLUE PROXY** IS NOT BEING SOLICITED BY OR ON BEHALF OF THE MANAGEMENT OF DAVIDSTEA. SHORECREST GROUP **MUST** RECEIVE COMPLETED BLUE PROXIES **NO LATER THAN 9:00 a.m. (eastern time) on Tuesday, June 12, 2018.**

RDI RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF DIRECTORS NOMINATED BY RDI AND FOR THE TWO OTHER ITEMS BELOW

The undersigned holder of common shares of DAVIDsTEA hereby appoint(s) **Herschel Segal** or, failing him, Neil Wiener or, instead of either of the foregoing, ______________________________, as the nominee and proxy of the undersigned, with full power of substitution, to attend, act for and vote on behalf of the undersigned in respect of all of the common shares of DAVIDsTEA registered in the name of the undersigned in respect of all matters that may properly come before the Meeting, and on every vote or ballot that may take place in consequence thereof, to the extent and with the same powers as if the undersigned were personally present at the Meeting with authority to vote at the said proxyholder's discretion, except as otherwise specified below.

Without limiting the generality of the powers hereby conferred, the undersigned specifies that all of the common shares of DAVIDsTEA registered in the name of the undersigned and represented by this **BLUE Proxy** shall be voted as set out below:

1. **SET THE NUMBER OF DIRECTORS TO BE ELECTED AT THE MEETING AT EIGHT:**

   Vote **FOR** or Vote against the resolution fixing the number of directors to be elected at the Meeting at eight

VOTE FOR	VOTE AGAINST
☐	☐

2. **ELECTION OF DIRECTORS:**

   A shareholder must indicate a FOR vote with respect to eight (8) director nominees below. **Shareholders are not to vote "FOR" more than a total of eight (8) directors.**

   Vote **FOR** or withhold from voting (or, if no specification is made, VOTE **FOR**) for the election of each of the RDI nominee directors below:

RDI NOMINEES

	VOTE FOR	Withhold
Herschel Segal	☐	☐
M. William Cleman	☐	☐
Pat De Marco, CPA, CA	☐	☐
Emilia Di Raddo, CPA, CA	☐	☐
Max Ludwig Fischer, Ph.D	☐	☐
Peter Robinson	☐	☐
Roland Walton	☐	☐

Vote for or **WITHHOLD from voting** (or, if no specification is made, **WITHHOLD** from voting) for the election of the management nominee directors below:

DAVIDsTEA Management's nominees:

	Vote for	WITHHOLD FROM VOTING
Joel Silver	☐	☐
Kathleen C. Tierney	☐	☐
Gary O'Connor	☐	☐
Ben Gisz	☐	☐
Peter Cornetta	☐	☐
Steven J. Collins	☐	☐

3. **APPOINTMENT OF AUDITOR:**

   Vote **FOR** or Withhold from voting for the appointment of Ernst & Young LLP, Chartered Professional Accountants, as auditor of DAVIDsTEA for the ensuing year and authorizing the Directors to fix its remuneration

VOTE FOR	WITHHOLD FROM VOTING
☐	☐

By submitting this BLUE Proxy, the undersigned hereby revokes any proxy previously given.

The instructions on the reverse are incorporated into and form part of this **BLUE Proxy**. This form of proxy confers discretionary authority to vote on amendments or variations to matters identified in the notice of meeting mailed by DAVIDsTEA with respect to the Meeting and other matters that may properly come before the Meeting, in each case to the extent permitted by law, whether or not the amendment, variation or other matter is routine and whether or not the amendment, variation or other matter is contested. If you do not specify a choice with respect to voting on the matters above, the common shares represented by this proxy will be voted "**FOR**" the election of the directors nominated by RDI and "**FOR**" the two other matters referred to above.

Authorized Signature(s) - This section must be completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. **If no voting instructions are indicated above, this proxy will be voted as recommended by RDI.**

Signature(s) of Shareholder

Date MM / DD / YY

Name of Shareholder

Number of commons shares of DAVIDsTEA represented by this proxy

PLEASE SEE NOTES ON FOLLOWING PAGE

YOU MUST ACT QUICKLY FOR YOUR VOTE TO COUNT FAX OR MAIL YOUR PROXY TODAY Notes: 1. This form of proxy must be dated and signed by the shareholder or by the shareholder’s attorney authorized in writing or, if the shareholder is a body corporate, this form of proxy must be executed by an officer or attorney thereof properly authorized. 2. A shareholder has the right to appoint a person or company (who need not be a shareholder) other than the persons designated herein to attend and act for such shareholder and on such shareholder’s behalf at the Meeting. Such right may be exercised by either striking out the names of the persons designated herein and inserting in the blank space provided for that purpose the name of the desired person or company or by completing another form of proxy and, in either case, delivering the completed and executed proxy by fax as indicated below or mailing it in the enclosed prepaid envelope. 3. The common shares of DAVIDsTEA represented by this proxy will be voted in accordance with the instructions of the shareholder on any ballot that may be called for and where a choice is specified, the common shares shall be voted accordingly. Where no choice is specified for the matters referred to in items 1 to 3 herein, such common shares will be VOTED FOR the election of the directors nominated by RDI in item 2 and “FOR” the two other matters referred to items 1 and 3 above. 4. If a security is held by two or more individuals, any one of them present or represented by proxy at the Meeting may, in the absence of the other or others, vote at the Meeting. However, if one or more of them are present or represented by proxy, they must vote together in respect of such security. 5. If common shares of DAVIDsTEA are registered in the name of an executor, administrator or trustee, please sign exactly as your name appears on this proxy. If common shares of DAVIDsTEA are registered in the name of a deceased or other holder, the proxy must be signed by the legal representative with his or her name printed below his or her signature, and evidence of authority to sign on behalf of the deceased or other holder must be attached to this proxy. 6. Please sign and date the proxy. If not dated, the proxy shall be deemed to be dated on the date on which it is mailed to the shareholder. 7. This proxy is valid only in respect of the Meeting and any adjournment or postponement thereof. 8. If your address as shown on the address label is incorrect, please give your correct address when returning this proxy. 9. BLUE proxies to be used at the Meeting to be held at 9:30 a.m. (eastern time) on Thursday, June 14, 2018 MUST be received by Shorecrest Group not later than the proxy deadline of 9:00 a.m. (eastern time) on Tuesday, June 12, 2018. Accordingly, you are urged to sign, date and return by fax (at the fax number specified in item 11 below) your proxy so that it is received at the address specified in item 11 below as soon as possible. In the case of any adjournment or postponement of the Meeting, your proxy must be received by Shorecrest Group by not later than 48 hours (excluding Saturdays, Sundays and holidays) preceding the date of the Meeting. 10. Please vote your BLUE Proxy today. You do not need to submit the YELLOW form of proxy sent to you by DAVIDsTEA. You may submit this BLUE Proxy even if you have already submitted a YELLOW form of proxy. 11. Please sign, date and return your BLUE Proxy today (i) by fax at 647-931-7349 and then (ii) by mail or by delivery to the address specified below. Shorecrest Group 67 Yonge Street Suite 901 Toronto, Ontario M5E 1J8 (toll free) 1-888-637-5789 VOTING BY EMAIL VOTING BY FAX VOTING BY MAIL OR DELIVERY Complete, sign and date your BLUE Proxy. Scan both sides of the proxy and return it by email to: contact@shorecrestgroup.com. Complete, sign and date your BLUE Proxy and return it by fax to: 647-931-7349. Complete, sign and date your BLUE Proxy and return it using the enclosed envelope or by mail or delivery to: Shorecrest Group, 67 Yonge Street , Suite 901, Toronto, Ontario M5E 1J8